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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-100648) of our report dated September 6, 2002 relating to the financial statements of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
January 6, 2003